EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF SUMMIT BANCSHARES, INC.

          Pursuant to Section 1350, Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I Philip E. Norwood, the Chairman, President and Chief Executive Officer of Summit Bancshares, Inc. (the “Corporation”) hereby certify, to my knowledge, that:

(i)

the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 of the Corporation fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)

the information contained in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 of the Corporation fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of, and for, the periods presented in the Form 10-Q.

Dated: August 3, 2006	By:	/s/ Philip E. Norwood

	Name:	Philip E. Norwood
	Title:	Chairman, President and Chief Executive Officer